Exhibit 10.5

PURCHASE AND ESCROW AGREEMENT

THIS PURCHASE AND ESCROW AGREEMENT (the “Agreement”) is dated as of September 11, 2017 among SkyBridge Ventures LLC maintaining an address at 2081 Homecrest Avenue, Brooklyn, NY 11229 (“Seller”), Eagle Equities, LLC maintaining an address at 91 Shelton Avenue, Suite 107, New Haven, CT 06511 (the “Purchaser”), Nightfood Holdings Inc., a Nevada corporation maintaining an address at 520 White Plains Road, Suite 500 Tarrytown, NY 10591 (the (“Company”) and Grushko & Mittman, P.C. maintaining an address at 515 Rockaway Avenue, Valley Stream, NY 11581 Fax: (212) 697–3575 (“Escrow Agent” together with Seller, Purchaser, and Company each a “Party” and collectively the “Parties”).

WHEREAS, the Seller is the holder of securities issued by the Company including a note dated June 30, 2017 in the principal amount of $95,000 (the “Note”).

WHEREAS, the was acquired by the Seller from Black Forest Capital LLC pursuant to an Assignment Agreement dated June 30, 2017 and an Acknowledgement thereof executed by the Company pursuant to which the Company exchanged the note issued to Black Forest Capital LLC for the Note.

WHEREAS, the Purchaser desires to purchase the Note from the Seller, and the Seller desires to sell the Note to the Purchaser on the terms set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1.       The Sale.

a)       Subject to the terms and conditions set forth in this Agreement, Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller the Note for a purchase price of $95,000.00 (“Purchase Price”). Additionally, the Company shall pay the Seller $31,519.86 (“Company Payment”) to release any claims it has regarding the Note, provided this release does not release the Company from any obligations to the Purchaser arising from the Note.

b)       The sale shall only be effective upon the occurrence of the following conditions:

(i)	The Purchaser acquires the note dated March 20, 2017 in the original principal amount of $80,000 issued by the Company to Auctus Fund, LLC; and

(ii)	The Company retires the note dated March 16, 2017 in the original principal amount of $75,000 issued by the Company to EMA Financial, LLC

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1.2.       Deliveries. The parties shall deliver or shall cause to be delivered the following:

(a)       The Purchaser will deliver the Purchase Price and the Company will deliver the Company payment to the Escrow Agent pursuant to the following wire instructions:

TD Bank

516 East Central Avenue

Cedarhurst, NY 11516

ABA Number: 026013673

For Credit to: Grushko & Mittman P.C., IOLA Trust Account

Account Number: 4329260163

(b)       Within one (1) business days, after the Escrow Agent’s release of the Purchase Price and Company Payment to the Seller, the Seller shall deliver to the Purchaser and Company a PDF copy of the receipt (the “Receipt”) annexed hereto as Exhibit A.

1.3.       Conflict Waiver. Grushko & Mittman, P.C., shall act as escrow agent in this transaction in addition to acting as legal counsel to Seller. Grushko & Mittman, P.C. has previously represented an affiliate of the Purchaser in an unrelated manner but is only representing the Seller in this transaction. Seller and Purchaser hereby acknowledge that they have been advised of a potential conflict of interest and each acknowledges this conflict of interest and agrees that Grushko & Mittman, P.C. may act as escrow agent and counsel for the Seller in this transaction.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1.       Representations and Warranties of the Seller. Seller hereby makes the following representations and warranties to the Purchaser:

(a)       The Seller has full power and authority to enter into this Agreement and to consummate the transaction. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)       The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the transaction does not and will not: (i) if the Seller is an entity, violate the organizational documents of the Seller, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (iii) violate any provision of any federal or state statute, rule or regulation which is, to the Seller’s knowledge, applicable to the Seller; or (iv) violate any contract to which the Seller or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which the Seller is a party. No consent or approval of, or filing with, any governmental authority or other person not a Party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of this transaction.

(c)       With respect to the sale of the Note the Seller has not pledged or otherwise encumbered the Note.

(d)       The Seller (i) is a sophisticated person with respect to the sale of the Note; (ii) has adequate information concerning the business and financial condition of the issuer to make an informed decision regarding the sale of the Note; and (c) has independently and without reliance upon the Purchaser, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchaser’s express representations, warranties and covenants in this Agreement. The Seller acknowledges that the Purchaser has not given the Seller any investment advice, credit information or opinion on whether the sale of the Note is prudent.

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(e)       There are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Seller with respect to the Note.

(f)       The Seller is not now and has not been for the previous 91 days an affiliate of the Company as defined pursuant to Rule 144.

2.2       Representations and Warranties of the Purchaser. Purchaser hereby represents, warrants and agrees as of the date hereof:

(a)       Purchaser has full power and authority to enter into this Agreement and to consummate the transaction. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(b)       The execution, delivery and performance by Purchaser of this Agreement and consummation by Purchaser of the transaction does not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to Purchaser’s knowledge, applicable to the Purchaser; or (iii) violate any contract to which Purchaser is a party or by which Purchaser or any of its respective assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other person not a Party hereto is required for the execution, delivery and performance by Purchaser of this Agreement or the consummation of the transaction.

(c)       Purchaser is an “accredited investor” and is aware that the Note are subject to restrictions on transfer pursuant to the Securities Act.

(d)       The Purchaser is acquiring the Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Note Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(e) Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the issuer to reach an informed and knowledgeable decision to acquire the Note.

(f)       Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.3       Representations and Warranties of the Company. Company hereby represents, warrants and agrees as of the date hereof:

(a)       The Company consents to the Seller’s sale, assignment, conveyance, and transfer of the Note to the Purchaser provided for herein.

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(b)       The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)       Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound which would have a material adverse effect upon the Company.

(d)       The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the note principal or any other sum that has or may accrue or be payable pursuant to the Note or the documents delivered together therewith or related thereto.

(e)       The Company acknowledges that for Rule 144 purposes the Purchaser’s holding period of the Note tacks back to the date the original note was issued to Black Forest Capital LLC.

ARTICLE III

RELEASE OF ESCROW

3.1.       Release of Escrow.

(a)       Subject to the provisions of Section 4.2, upon the full execution of this agreement and the Escrow Agent’s receipt written confirmation from the Company and Purchaser that the conditions set forth in Section 1.1(b) have been satisfied, the Escrow Agent shall release the Purchase Price and Company Payment to the Seller pursuant to wire instructions provided by the Seller.

(b) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Parties, it shall deliver the Purchase Price and Company Payment in accordance with the terms of the Joint Instructions.

(c)       Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction directing delivery of Purchase Price and Company Payment (a “Court Order”), the Escrow Agent shall deliver the Purchase Price and Company Payment in accordance with such Court Order. Any Court Order shall be accompanied by an opinion of counsel for the Party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

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3.2.       Acknowledgement of Parties; Disputes. The Parties acknowledge that the only terms and conditions upon which the Purchase Price and Company Payment is to be released are set forth in Articles 3 and 4 of this Agreement. The Parties reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Purchase Price and Company Payment. Any dispute with respect to the release of the Purchase Price and Company Payment shall be resolved pursuant to Section 4.2 or by agreement between the Parties.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.       Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a)       The Parties acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether any of the Parties is entitled to receipt of the Purchase Price and Company Payment pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)       The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Company, Seller, and Purchaser, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Company, Seller, and Purchaser under this Agreement and to no other person.

(c)       The Company, Seller, and Purchaser jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

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(d)       The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Parties. Prior to the effective date of the resignation as specified in such notice, the Company, Seller, and Purchaser will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Purchase Price and Company Payment to a substitute Escrow Agent selected by the Seller and Purchaser. If no successor Escrow Agent is named by the Seller and Purchaser, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Purchase Price and Company Payment with the clerk of any such court.

(e)       The Escrow Agent does not have and will not have any interest in the Purchase Price and Company Payment, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)       This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)       The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.       Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)       If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Purchase Price and Company Payment, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Purchase Price and Company Payment pending receipt of a Joint Instruction from Company, Seller, and Purchaser, or (ii) deposit the Purchase Price and Company Payment with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Company, Seller, and Purchaser and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Purchase Price and Company Payment. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)       The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Parties or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

MISCELLANEOUS

5.1       Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.2       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company, Seller, Purchaser, and Escrow Agent or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

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5.3       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

5.4       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.5       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either Party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.6       Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.7       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.8       Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELLER:

SkyBridge Ventures LLC

/s/
By:
Its:

PURCHASER:

Eagle Equities, LLC

/s/
By:
Its:

COMPANY:

Nightfood Holdings Inc.

/s/
By:
Its:

ESCROW AGENT:

Grushko & Mittman, P.C.

/s/

[Schedules and Exhibits on the following pages]

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EXHIBIT A

RECEIPT

SkyBridge Ventures LLC, as Seller under that certain Purchase and Escrow Agreement dated September 11, 2017, among Seller, Eagle Equities, LLC as Purchaser, Nightfood Holdings Inc. as the Company, and Grushko & Mittman, P.C. as Escrow Agent hereby acknowledges receipt of the Purchase and Company Payment. The Note is deemed assigned to the Purchaser as of the date hereof.

SELLER:

SkyBridge Ventures LLC

/s/
By:	Gabriel Berkowitz
Its:	Authorized Signatory

Dated:

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